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                    AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT
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     This is AMENDMENT No. 2, effective as of June 1, 1999, to the Employment
Agreement, dated as of June 1, 1995, between BWAY Corporation, f/k/a Brockway Standard Holdings Corporation, a Delaware corporation (the "Company") and John
                                                            -------
T. Stirrup ("Executive"), as amended by that certain Amendment No. 1 to
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Employment Agreement, dated June 1, 1998 (the "Agreement"). Capitalized terms
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not otherwise defined herein have the meaning given to such terms in the
Agreement.

     Executive and the Company desire to extend the term of the Agreement for a year and provide for an additional one-half year period after the expiration of the Employment Period during which time the Executive will provide services to the Company as a consultant.

     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

     1.  Prorated Bonus.  Paragraph 4(a) of the Agreement is hereby amended by
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deleting the year "1999" and replacing it with the year "2000".

     2.  Term.  Paragraph 5(a), (b) and (c) of the Agreement are hereby replaced
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by the following:

         "(a) Unless renewed by the mutual agreement of the Company and Executive, the Employment Period shall end on June 1, 2000; provided that the Employment Period shall terminate prior to such date upon Executive's resignation, death, or permanent disability or incapacity (as determined by the Board in its good faith judgment) and may be terminated by the Company at any time for Cause or without Cause.

         (b) If the Employment Period is:

             (i) not terminated by the Executive's resignation, death, disability or incapacity or by the Company for Cause or without Cause, then, upon the expiration of the Employment Period, the Company shall engage Executive as a Consultant to perform Consulting Services from June 2, 2000 until December 1, 2001 (the 'Consulting Period').

             (ii) terminated by the Company without Cause during the period of June 2, 1999 through June 1, 2000, the Executive shall be entitled to continue to receive his Base Salary, Target Bonus (if any) and health, disability and life insurance benefits until the first anniversary of the termination date and the Company shall engage Executive as a Consultant to perform Consulting Services during the one-year period following the first anniversary of his termination date (the 'Consulting Period').

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             (iii)  terminated by the Executive's resignation during the period of June 2, 1999 through June 1, 2000, the Executive shall not be entitled to any Base Salary, Target Bonus or other compensation or benefits after the termination date (except as required under applicable law), but will be entitled to receive Consulting Payments during the one-year period following his termination date (the 'Consulting Period').

         (c) Notwithstanding anything to the contrary, the Executive's Consulting Period may only be terminated (i) upon the Executive's resignation, death or permanent disability or incapacity (as determined by the Board in its good faith judgment), (ii) by the Company for Cause or
     (iii) by the Company if the Executive breaches in any material respect any term of this Agreement, including without limitation, the provisions of paragraphs 7, 8 or 9. Consulting Payments shall cease upon the termination of the Consulting Period unless such termination is due to Executive's permanent disability or incapacity (as determined by the Board in its good faith judgment), in which case Executive shall continue to receive the Consulting Payment during the Consulting Period as if it had not been terminated, reduced by the amount the Executive receives with respect to any disability policy."

     3.  Executive Representations.  Executive hereby remakes the
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representations set forth in paragraph 11 of the Agreement, except that all references to "the Agreement" therein shall be deemed to be references to the Agreement as amended by the Amendment No. 2.

     4.  Effect; Entire Agreement.  Except as amended by this Amendment No. 2,
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the Agreement remains in full force and effect. The Agreement and this Amendment
No. 2 constitute the entire agreement between parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof.

     IN WITNESS WHEREOF, the Parties have executed this Amendment No. 2 as of the date first written above.

                                BWAY CORPORATION

                                By
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                                Its
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                                EXECUTIVE

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                                JOHN T. STIRRUP